                                                                       EXHIBIT 5
                                                                       ---------

                     [Letterhead of Baker & Botts, L.L.P.]

                                                                    May 27, 1999



Reliant Energy, Incorporated
1111 Louisiana
Houston, Texas  77002

Ladies and Gentlemen:

     As set forth in Post-Effective Amendment No. 3 on Form S-8 (the "Post-Effective Amendment") to the Registration Statement on Form S-4 (No. 333-11329) to be filed by Reliant Energy, Incorporated, a Texas corporation (formerly named Houston Industries Incorporated and herein called the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to up to 7,000,000 shares (the "Shares") of common stock, without par value, of the Company (the "Common Stock") and associated rights to purchase Series A Preference Stock, without par value, of the Company (the "Rights"), which may be offered and sold from time to time pursuant to the Reliant Energy, Incorporated Savings Plan (the "Savings Plan"), certain legal matters in connection with the Shares subject to original issuance by the Company and the Rights associated therewith are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Post-Effective Amendment.

     In our capacity as your counsel in the connection referred to above, we have examined the Company's Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to date, and the Amended and Restated Rights Agreement dated as of August 6, 1997 between the Company and Chase Bank of Texas, National Association (the "Rights Agreement") and have examined originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

     On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Texas.

Reliant Energy, Incorporated          -2-                        May 27, 1999


     2. When and to the extent originally issued by the Company to the Trustee under the Savings Plan from time to time upon purchase by the Trustee and payment therefor in accordance with the terms and provisions of the Savings Plan, such Shares will be duly authorized, validly issued, fully paid and nonassessable.

     3. The issuance of the Rights associated with the Shares referred to in paragraph 2 above has been duly authorized by all requisite corporate action on the part of the Company and, upon issuance from time to time in connection with the issuance of the associated Shares as provided in paragraph 2 above and in accordance with the terms of the Rights Agreement, the Rights associated with such Shares will be validly issued.

     The opinion set forth in paragraph 3 above is limited to the valid issuance of the Rights under the Texas Business Corporation Act. In this connection, we do not express any opinion herein on any other aspect of the Rights, the effect of any equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights, the enforceability of any particular provisions of the Rights Agreement, or the provisions of the Rights Agreement which discriminate or create unequal voting power among shareholders.

     This opinion is limited to the original issuance of Shares and Rights by the Company and does not cover shares of Common Stock and related Rights delivered by the Company out of shares and related Rights reacquired by it or purchased other than from the Company by the Trustee under the Savings Plan.

     We are members of the Texas Bar and the opinions set forth above are limited in all respects to matters of Texas law as in effect on the date hereof.

                                             Very truly yours,


                                             Baker & Botts, L.L.P.